UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2013
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FINJAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
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Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 755-3320

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2013, Finjan Holdings, Inc. (the “Company”) entered in an Agreement of Lease (the “Lease”) with 122 East 42nd Street, LLC (“122 East”), pursuant to which the Company will lease 3,558 square feet of office space located at 122 East 42nd Street, New York, New York 10017 (the “Premises”) from 122 East.   Upon the completion of substantially all of certain repair and related work by 122 East (such date, the “Commencement Date”), the Company may occupy the Premises.  Beginning on the Commencement Date and for a period of five years (such period, the “Term”), the Company will owe to 122 East an initial annual rent of $138,952, payable in monthly installments of $11,579.00, unless earlier terminated by either party in accordance with the Lease.  The annual rental rate is subject to a 2.5% increase each anniversary of the Commencement Date during the Term.  Upon the execution of the Lease, the Company delivered $69,476.00 as a security deposit to be held and applied (or returned) in accordance with the Lease.  The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease.  A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects to terminate its license to use its current office space at 261 Madison Avenue, New York, New York upon the Commencement Date.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Lease, dated as of September 9, 2013, by and between the Finjan Holdings, Inc. and 122 East 42nd Street, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: September 11, 2013	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: President